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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2011

DM Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165961	45-0460095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2458, Walnut Creek, CA	94595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	925-943-2090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  - Other Events

On December 27, 2011, the Board of Directors of DM Products, Inc. (“DMP”) entered into a resolution for the dissolution of its subsidiary, Aliano, Inc. (“Aliano”).  A Certificate of Dissolution was filed with the Nevada Secretary of State on December 28, 2011.  The reason for the dissolution was the inability of the company to obtain the necessary financing for commencement of any operations under Aliano.  As such, the Board determined that the cost of maintaining the subsidiary entity was not justified.

Aliano was established in July 2010 as a Nevada corporation, and wholly owned subsidiary of DMP, for the purpose of formulating, producing and marketing a line of luxury perfume and related products.  Other than organization activities, DMP has not engaged in any operations with this new line of business.

Due to the company’s inability to locate capital or other financing necessary to implement its business intent, the Board of Directors felt it necessary to dissolve Aliano and discontinue its pursuit of a fragrance division.

The anticipated effects of the dissolution of Aliano on DMP’s business performance are minor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DM Products

Date: December 29, 2011	By:	/s/ Kurtis Cockrum
Name: Kurtis Cockrum
Title: President